                                                                   EXHIBIT 10.14

*CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


LICENSE AND SUPPLY AGREEMENT entered into as of the 4th day of February 2000.



BETWEEN: ARIDIA CORP., a corporation incorporated under the laws of the Province of Nova Scotia (hereinafter the "Corporation")




AND: CEPHEID, a corporation incorporated under the laws of the state of California (hereinafter "Cepheid")



WHEREAS, Cepheid has expertise and know-how relating to systems, subsystems and consumables (such as disposable reaction tube), for diagnosing human disease parameters;

WHEREAS Infectio Diagnostic (I.D.I.) Inc. ("IDI") has granted to the Corporation an exclusive license to make, use, offer to sell and sell certain nucleic acid sequences in combination with Cepheid proprietary technology for identification and diagnosis of certain human infectious disease parameters;

WHEREAS, Cepheid and the Corporation desire to enter into an agreement whereby JV Products will be developed and commercialized with Cepheid systems, subsystems and consumables for use with IDI nucleic acid sequences;

WHEREAS IDI, Cepheid and the Corporation have entered into a Joint Technology and Collaboration Agreement dated February 4, 2000; and

WHEREAS IDI, Cepheid and the Corporation have entered into a Shareholders Agreement dated February 4, 2000.





NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS



As used in this agreement:

1.1 "AFFILIATE(s)" shall mean any corporation or other business entity controlled by or in common control of a party. "Control" as used herein means ownership directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of the share capital entitled to vote for the election of directors, in the case of any corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.2 "CEPHEID" shall include all of the divisions, subsidiaries and Affiliates of Cepheid.

1.3 "CEPHEID INTELLECTUAL PROPERTY" shall mean all technology rights and patents rights (a) owned by Cepheid, existing as of the date hereof or developed subsequent to the date hereof and (b) relating to systems, subsystems and consumables for diagnosing human disease parameters including without limitations the patents and patents applications listed and described on Appendix A hereto. The Cepheid Intellectual Property shall also include any improvements, refinements, updates, discoveries or inventions related to Cepheid Intellectual Property and intellectual property developed by Cepheid in the course of the Collaboration Program as defined in the Collaboration Agreement.

1.4 "CEPHEID PRODUCTS" shall mean any products developed by Cepheid including but not limited to systems, subsystems and non reagent consumables to be incorporated in the JV Products.

1.5 "COLLABORATION AGREEMENT" shall mean the Joint Technology and Collaboration Agreement between the Corporation, IDI and Cepheid dated February 4, 2000;

1.6 "COST" shall mean [to be provided by the parties and shall take into account adjustment mechanisms]

1.7 "FIELD" shall mean the rapid diagnosis of human infectious diseases, including but not limited to bacteria, fungi, antibiotic resistance and related disorders, with systems integrating both IDI Intellectual Property and Cepheid Intellectual Property.

1.8 "IDI" shall include all of the divisions, subsidiaries and Affiliates of IDI.

1.9 "IDI INTELLECTUAL PROPERTY" shall mean all technology rights and patent rights (a) owned by IDI, existing as of the date hereof or developed subsequent to the date hereof and (b) relating to nucleic acid sequences useful for the identification and/or diagnosis of human infectious disease parameters, including, without limitation, the patents and patent applications listed and described on Appendix B hereto. The IDI Intellectual Property shall also include any improvements, refinements, updates, discoveries or inventions related to IDI Intellectual Property and intellectual property developed by IDI in the course of the Collaboration Program as defined in the Collaboration Agreement.

1.10 "JV PRODUCTS" shall mean any of the Corporation Products integrating both Cepheid Intellectual Property and IDI Intellectual Property.

1.11 "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement between IDI, Cepheid and the Corporation dated February 4, 2000, and any addenda and amendments of said agreement.

1.12 "TERRITORY" shall mean all of the countries in the world, including their respecting territories and possessions.

1.13 "TRANSFER PRICE" shall mean with respect to any Cepheid Product the price at which Cepheid will sell Cepheid Product to the Corporation as provided in Article 3 hereof.

                                    ARTICLE 2

                         LICENSE AND TECHNOLOGY TRANSFER


2.1   LICENSE GRANT

      (a) Cepheid hereby grants to the Corporation a fully paid-up, royalty-free, exclusive right and license in the Territory, with the right to grant sublicenses, in and to all Cepheid Intellectual Property and Cepheid Products to make, use, offer to sell and sell JV Products in the Field.

      (b) If the Corporation grants a sublicense to a third party, the Corporation guarantees that such sublicense shall be in conformity with the terms and conditions of this Agreement and the Corporation shall not be relieved of its obligations pursuant to this Agreement as a result of such sublicense.

2.2   LIMITED RIGHTS

      Notwithstanding Section 2.1, the Corporation and IDI acknowledge and covenant that Cepheid can make, have made, use, offer for sale, and sell outside the Field in the Territory, directly or indirectly, Cepheid Intellectual Property and Cepheid Products for use with technology other than IDI Intellectual Property.

2.3   CEPHEID WARRANTY

      To the best knowledge of Cepheid, Cepheid Intellectual Property and Cepheid Products do not infringe patents of any third party other than certain patents owned by Perkin Elmer for which Cepheid is currently negotiating a license.

                                    ARTICLE 3

                       SUPPLY AND USE OF CEPHEID PRODUCTS



3.1   EXCLUSIVE PURCHASE

      The Corporation shall exclusively purchase Cepheid Products required for the manufacturing and sale of the Product from Cepheid and shall not use any third party product or technology other than Cepheid Products and Cepheid Intellectual Property for the manufacture and sale of JV Products except for IDI Intellectual Property.

3.2   PRODUCTION

      Cepheid declares that it is and shall be in a position to produce or cause to be produced Cepheid Products in a quantity necessary to meet the Corporation's reasonable projected sales forecast projections with reserves to include back-up supplies in the event such may be required.

3.3   TRANSFER PRICE

      The Transfer Prices at which Cepheid shall sell Cepheid Product to the Corporation shall be as follows: the transfer price of Cepheid instruments shall be equal to the Cost of said Cepheid Instruments plus [**]; the transfer price of Cepheid consummables shall be established as agreed by both IDI and Cepheid to enable their equitable sharing of revenues and profits generated by the Corporation. Transfer pricing formulas will be periodically reviewed and adjusted as necessary upon agreement by both IDI and Cepheid to ensure their equitable sharing of revenues and profits generated by the Corporation.

3.4   TITLE TO CEPHEID PRODUCTS

      To secure the payment of all amounts due hereunder and the observance and performance of all the terms, provisions, agreements and covenants of this Agreement, Cepheid reserves ownership of all Cepheid Products sold to the Corporation under the terms of this Agreement until the earlier of the dates on which the Corporation shall have (i) resold such Cepheid Products to a customer or (ii) made payment in full to Cepheid of all amounts due hereunder. Such reservation of ownership shall operate to the maximum extent permitted under the laws of the country in which the respective Cepheid Product is physically located, and the Corporation shall comply with all formalities required to give effect thereto.

3.5   FORECASTS

      For the purposes of Section 3.1, the Corporation shall provide Cepheid on a calendar quarterly basis with an updated two year forecast in order to enable Cepheid to develop realistic production requirements of Cepheid Products for future periods.

3.6   DELAY IN SUPPLY

      In the event that Cepheid would encounter circumstances out of its control where the supply of the Cepheid Products could not be provided to the Corporation, IDI shall so advise the Corporation, in the best of delays, and in such a case the parties shall attempt to find alternatives to supply the required Cepheid Products to the Corporation during the period in question.

3.7   TRANSPORTATION

      All Cepheid Products to be supplied by Cepheid to the Corporation shall be delivered to the Corporation F.O.B. Sunnyvale, California, at the premises of the Corporation. Subject to the following, the parties agree that the term "F.O.B." shall be interpreted in accordance with the Uniform Commercial Code. Without limiting the generality of the foregoing, Cepheid Products shall be at Corporation's sole risk and responsibility as of the moment that Cepheid Products have been placed on board the carrier specified by the Corporation.

3.8   EXPORT/IMPORT LICENSE

      Notwithstanding any provisions to the contrary, the obtainment of any and all export and/or import licenses as well as any and all required governmental consents are the sole responsibility of the Corporation, Cepheid declaring, however that it shall collaborate with the Corporation in this regard.


                                    ARTICLE 4

                                  INFRINGEMENT



4.1   INFRINGEMENT

      (a) Each party shall promptly report in writing to the other party during the term of this Agreement any known infringement or suspected infringement of any Product, Cepheid Intellectual Property or Cepheid Products by a third party of which it becomes aware, and shall provide the other party with all available evidence supporting said infringement or suspected infringement.

      (b) Except as provided in paragraph (d), the Corporation shall have the right to initiate an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any Product, Cepheid Intellectual Property or Cepheid Products. The Corporation shall give Cepheid sufficient advance notice of its intent to file said suit and the reasons therefor, and shall provide Cepheid with an opportunity to make suggestions and comments regarding such suit. The Corporation shall keep Cepheid properly informed, and shall from time to time consult with Cepheid, regarding the status of any such suit.

      (c) The Corporation shall have the sole and exclusive right to select counsel for any suit referred to in paragraph (b) and shall pay all expenses of the suit, including without limitation attorney's fees and court costs. If necessary, Cepheid shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. Cepheid shall offer reasonable assistance to the Corporation in connection therewith at no charge to the Corporation except for reimbursement of reasonable out-of-pocket expenses (not including salaries of Cepheid personnel) incurred in rendering such assistance. Cepheid shall have the right to participate and be represented in any such suit by its own counsel at its own expense. The Corporation shall not settle any such suit involving rights of IDI without obtaining the prior written consent of Cepheid, which consent shall not be unreasonably.

      (d) In the event that the Corporation elects not to initiate an infringement or other appropriate suit pursuant to paragraph (b), the Corporation shall promptly advise Cepheid of its intent not to initiate such suit, and Cepheid shall have the right, at the expense of Cepheid, of initiating an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any Product, Cepheid Intellectual Property or Cepheid Products. In exercising its rights pursuant to this paragraph (d), Cepheid shall have the sole and exclusive right to select counsel and shall pay all expenses of the suit, including without limitation, attorney's fees and court costs, and shall be entitled to receive and retain any damages, royalties, settlement fees or other consideration. If necessary, the Corporation shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party of the suit. At Cepheid's request, the Corporation shall offer reasonable assistance to Cepheid at no charge to Cepheid except for reimbursement of reasonable out-of-pocket expenses (not including salaries of the Corporation personnel) incurred in rendering such assistance. The Corporation shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

4.2   CLAIMED INFRINGEMENT

      Notwithstanding anything to the contrary in this Agreement, in the event that any action, suit or proceeding is brought against Cepheid or the Corporation, licensee or sublicensee of the Corporation alleging the infringement of the intellectual property rights of a third party by reason of the manufacture, use, sale or offer for sale of Cepheid Products, Cepheid Intellectual Property or JV Products by the Corporation, the Corporation will have the obligation to defend itself and Cepheid in such action, suit or proceeding at the Corporation's expense. Cepheid shall have the right to separate counsel at its own expense in any such action or proceeding. The parties will cooperate with each other in the defense of any such suit, action or proceeding. The parties will give each other prompt written notice of the commencement of any such suit, action or proceeding or claim or infringement and will furnish each other a copy of each communication relating to the alleged infringement, but the failure to do so shall not affect the Corporation's obligations under this Article and under Article 5 except to the extent the Corporation is actually damaged thereby. The Corporation shall not compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding which involves the use of Cepheid Product or Cepheid Intellectual Property without Cepheid's advice and prior written consent, provided that Cepheid shall not unreasonably withhold its consent to any settlement which will provide an unconditional release of Cepheid.

4.3   LIMITED LIABILITY

      Notwithstanding anything else in this Agreement or otherwise, neither Cepheid nor the Corporation will be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for any indirect, incidental, consequential or punitive damages or lost profits.

4.4   WARRANTY DISCLAIMER

      The Corporation agrees that there does not exist any warranty, guarantee, declaration or condition, express or implied, made by Cepheid, including implicit warranties as to merchantability, market quality, commercial value and fitness for any particular purpose whatsoever relative to Cepheid Intellectual Property or Cepheid Products or to the incorporation of Cepheid Products in the JV Products.



                                    ARTICLE 5

                                 INDEMNIFICATION



      The Corporation shall indemnify, defend and hold harmless Cepheid and its and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Cepheid Indemnitees"), against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Cepheid Indemnitees, or any of them, in connection with any claims, suits, actions, demands or judgments of third parties, including without limitation, personal injury and product liability matters (except in cases where such claims, suits, actions, demands or judgments result from willful misconduct, gross negligence or material breach of this Agreement on the part of Cepheid Indemnitees) arising out of the development, testing, production, manufacture, promotion, import, sale or use by any person of any JV Products, Cepheid Products or Cepheid Intellectual Property manufactured or sold by the Corporation or by a licensee, sublicensee, distributor or agent of the Corporation. The Corporation shall have no obligation under this Article 5 with respect to incidental, indirect, or consequential damages or lost profits of Cepheid.

                                    ARTICLE 6

                       CONFIDENTIALITY AND NON-DISCLOSURE



      The parties agree that the Confidentiality provisions contained in the Shareholders Agreement apply to this Agreement with the necessary changes having been made.




                                    ARTICLE 7

                              TERM AND TERMINATION



7.1   TERM AND TERMINATION

      This Agreement shall continue in full force and effect until the expiration of the 6 month period following receipt by IDI or Cepheid of a notice of winding up sent pursuant to Article 4 of the Shareholders Agreement.

7.2   SURVIVAL OF OBLIGATIONS

      Articles 4, 5 and 6 of this Agreement shall survive its termination.

7.3   RETURN OF CEPHEID PRODUCTS

      Cepheid shall have the right at its option to repurchase all or any part of the inventories of Cepheid Products in the Corporation's possession as of the termination of this Agreement at Cepheid's invoice price to the Corporation for such Cepheid Products less any appropriate amount for excessive wear and tear. Cepheid shall exercise its option by notifying the Corporation in writing no later than 30 days after the effective termination date.




                                    ARTICLE 8

                                    DISPUTES


8.1   NEGOTIATION AND MEDIATION

      If a dispute arises out of or relates to this Agreement or its breach (the "Matter"), the parties agree to resolve the Matter as follows:

      (a) A party shall submit written notice of the Matter to the other parties and request negotiation.

      (b) The parties shall attempt in good faith to resolve any Matter arising out of or relating to this Agreement promptly by negotiation between representatives which the parties may appoint, and

      (c) If the Matter has not been resolved within 60 days of a party's request for negotiation, either party may request that the Matter be submitted to a sole mediator selected by the parties for a mandatory 1 day mediation;

8.2   ARBITRATION

      If the Matter has not been resolved by such mediation, either party may submit the Matter for binding arbitration, to a sole arbitrator in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce as in effect on the date of commencement of such arbitration, (the "ICC Rules") if Cepheid initiates such arbitration, and pursuant to the Rules of the American Arbitration Association as in effect on the date of commencement of such arbitration (the "AAA Rules") if Corporation initiates such arbitration, except where such ICC Rules conflict with the provisions of Article 8 in which event the provisions of this Article 8 shall prevail.

8.3   APPOINTMENT OF ARBITRATOR

      If the parties fail to agree on the appointment of the sole arbitrator within 20 days after one party has served the other party, a written notice to concur in the appointment of the single arbitrator nominated by the serving party, the sole arbitrator shall be appointed in accordance with the ICC Rules or AAA Rules, as the case may be. The sole arbitrator shall be a member of the Quebec Bar if the ICC Rules apply or the California Bar if the AAA Rules apply with at least 10 years of experience in corporate commercial or intellectual property law. The arbitrator shall render any final award within 20 days following the completion of evidence and arguments on the Matter.

8.4   ADMISSIBILITY OF EVIDENCE IN OTHER PROCEEDINGS

      The parties shall not be entitled to rely on or introduce as evidence before any arbitral proceedings whether or not such proceedings relate to the Matter that is the subject of the negotiations:

      (a) Views expressed or suggestions made by another party in respect of a possible settlement of the Matter;

      (b) Admissions or proposals made by another party in the course of negotiations; or

      (c) The fact that the other party had indicated his willingness to accept a proposal for settlement made by another party.

8.5   LOCATION

      The mediation and arbitration shall be held in Montreal, Quebec. if Cepheid initiates the arbitration and in San Francisco, California if the Corporation initiates the arbitration. The parties, their representatives, the mediator and the arbitrator shall hold the existence, contend and results or any negotiation, mediation or arbitration in confidence unless disclosure is required by law or regulation, and in such case the parties shall take reasonable precautions to only disclose what is required by law or governmental regulation. All proceedings and all pleadings shall be in English.

8.6   AWARD

      Any award of the Arbitration shall be final and binding on the parties and shall be enforceable in any court having jurisdiction over the party from whom enforcement is requested.




                                    ARTICLE 9

                                     NOTICES



      Any notice, request, instruction or other document to be given hereunder shall be deemed validly given if in writing, and delivered personally, sent by overnight courier, or sent by certified mail, postage prepaid, return receipt requested, as follows:

        If to Cephied:
        -------------

        Cepheid
        1190 Borregas Avenue
        Sunnyvale, CA, 94089-1302
        Attn:  Thomas L. Gutshall
        Facsimile: (408) 541-4192


        and if to the Corporation:
        -------------------------

        Aridia Corp.
        2050 Rene Levesque Blvd. West
        Ste-Foy, Quebec, Canada G1V 2K8
        Attn:  Dr. Pierre Coulombe
        Facsimile: (418) 681-5254

        And copy to: Thomas L. Gutshall
        Facsimile: (408) 541-4192


        and copy to IDI:
        ---------------

        Infectio Diagnostic (I.D.I.) Inc.
        2050 Rene Levesque Blvd. West
        Ste-Foy, Quebec, Canada G1V 2K8
        Attn:  Dr. Pierre Coulombe
        Facsimile: (418) 681-5254



        Alternatively, notices and other communications may be sent by facsimile transmission with a confirmation copy sent by one of the forms of delivery set forth above. All notices and other communications shall be deemed delivered on the date of actual receipt.

                                   ARTICLE 10

                                  MISCELLANEOUS



10.1  ENTIRE AGREEMENT

      This Agreement along with the Collaboration Agreement, the Shareholders Agreement and the License and Supply Agreement between IDI and the Corporation constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes and replaces all prior agreements, understandings, writings and discussions between the parties relating to said subject matter. Only a written instrument executed by the parties may amend this Agreement.

10.2  WAIVER

      The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or any other condition or term.

10.3  SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and Cepheid shall not assign this Agreement without the prior written consent of the Corporation which cannot be unreasonably withheld.

10.4  FORCE MAJEURE

      Any delays in or failure of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God; acts, regulations, or laws of any government; strikes or other considered acts of workers; fires; floods; explosions; riots; wars; rebellion; and sabotage; and any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence.

10.5  SEVERABILITY

      If any provision(s) of this Agreement are or become invalid, or ruled illegal by any court of competent jurisdiction, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this Agreement shall not be affected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there be substituted or added as part of this Agreement, a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal, or unenforceable provision, but which shall be valid, legal, and enforceable, and shall be mutually agreed by the parties.

10.6  HEADINGS

      The headings contained herein are for reference purposes only and shall not in any way affect the meaning of this Agreement.

10.7  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.8  NO AGENCY

      Nothing contained in this Agreement shall be deemed to create a partnership between the Corporation and Cepheid. Neither party shall be liable for the act of the other party unless the other party expressly authorizes such act in writing.

10.9  GOVERNING LAW

      As to matters affecting Cepheid Intellectual Property, this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the application of principles of conflicts of laws thereof. As to other matters, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec, without regard to the application of principles of conflicts of laws thereof.



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


CEPHEID                                     ARIDIA CORP.



Per: /s/ THOMAS L. GUTSHALL                 Per:   /s/ DR. PIERRE COULOMBE
    ------------------------------              -------------------------------
      Thomas L. Gutshall                         Dr. Pierre Coulombe


                                            Per: /s/ THOMAS L. GUTSHALL
                                                -------------------------------
                                                   Thomas L. Gutshall


IDI Inc. intervenes to declare that it has taken cognizance of this Agreement and that it accepts to be bound by Sections 2.2, 3.3 and 7.1.

INFECTIO DIAGNOSTIC (I.D.I.) INC.



Per:  /s/ DR. PIERRE COULOMBE
    -------------------------------
        Dr. Pierre Coulombe

                                   APPENDIX A

                         CEPHEID INTELLECTUAL PROPERTY

                                   APPENDIX A

                       TO THE LICENSE AND SUPPLY AGREEMENT
                        BETWEEN ARIDIA CORP. AND CEPHEID

                     CEPHEID PATENT RIGHTS AND APPLICATIONS


I.    Reaction vessel for heat-exchanging chemical processes.

                                PATENT
         COUNTRY                NUMBER              ISSUED
        UNITED STATES         US 5,958,349     Sept. 28, 1999

                                   APPENDIX B

                      TO THE LICENSE AND SUPPLY AGREEMENT
                        BETWEEN ARIDIA CORP. AND CEPHEID

                       IDI PATENT RIGHTS AND APPLICATIONS

1. Sspecific and universal probes and amplification primers to rapidly detect and identify common bacterial pathogens and antibiotic resistance genes from clinical specimens for routine diagnosis in microbiology laboratories.

COUNTRY           APPLICATION         FILING DATE         STATUS
                    NUMBER
------------------------------------------------------------------------------
(A) Australia      34681/95            Sept. 12, 1995      292494
(B) Brazil         08/304732           Sept. 12, 1995      Pending
(C) Canada         1529278             April 2, 1998       Pending
(D) China          CN1161060A          Oct. 1, 1997        Pending
(E) United States  US526840            Nov. 4, 1996        6,001,564
(F) Europe         95 931 109.3-2116                       Pending
(G) India          2153CAL97                               Pending
(H) Japan          504973/98           May 19, 1998        Pending
(I) Mexico         97/01847            June 18, 1997       Pending
(J) Norway         971111              Sept. 1, 1998       Pending
(K) New Zealand    JP207909            August 12, 1998     292494
(L) Singapore      9701090-4           Sept. 12, 1995      9701090-4
--------------------------------------------------------------------------------

II. Species-specific, genus-specific and universal DNA probes and amplification primers to rapidly detect and identify common bacterial and fungal pathogens and associated antibiotic resistance genes from clinical specimens for diagnosis in microbiology laboratories.

                    APPLICATION
COUNTRY               NUMBER            FILING DATE         STATUS
-------             -----------         -----------         ------
(A) Argentina       P970105357          Nov. 14, 1997       Pending
(B) Australia        48598/97           Nov. 14, 1997       Pending
(C) Brazil          PI9713494-5         Nov. 14, 1997       Pending
(D) Canada            5044400           July 22, 1999       Pending
(E) China            97180194.0         Nov. 4, 1997        Pending
(F) United States   WO98/20157          Nov. 4, 1997        Pending
(G) Europe          97911094.7-2116                         Pending
(H) India            2153CAL97          Nov. 13, 1997       Pending
(I) Japan                               May 6, 1999         Pending
(J) Mexico            99-4119           May 3, 1999         Pending
(K) Norway            19991976          April 26, 1999      Pending
(L) New Zealand       335548            June 4, 1999        Pending
(M) Singapore        9901915-0          Nov. 4, 1997        Pending

III. Highly conserved genes and their use to generate species-specific, genus-specific, family-specific, group-specific and universal nucleic acid probes and amplification primers to rapidly detect and identify bacterial, fungal and parasitical pathogens from clinical specimens for diagnosis.

----------------------------------------------------------------------------
                   APPLICATION
COUNTRY               NUMBER               FILING DATE            STATUS
----------------------------------------------------------------------------
Canada            CAN 2,283,458           Sept. 28, 1999          Pending
----------------------------------------------------------------------------

IV. Specific and universal probes to rapidly detect and identify common bacteria form urinary or any other biological samples in the routine microbiology laboratory.

--------------------------------------------------------------------------------
                       APPLICATION
COUNTRY                   NUMBER               FILING DATE            STATUS
--------------------------------------------------------------------------------
United States         85-586-9001-2           Sept. 12, 1994          08/304,734

United States S.N.     850586.90012           Sept. 11, 1994          08/526,840
--------------------------------------------------------------------------------

V. Species-specific and universal DNA probes and amplification primers to rapidly detect and identify common bacterial pathogens and associated antibiotic resistance genes from clinical specimens for routine diagnosis in microbiology laboratories.

----------------------------------------------------------------------------
                   APPLICATION
COUNTRY               NUMBER              FILING DATE             STATUS
----------------------------------------------------------------------------
United States      US 743,637             Nov. 4, 1996           5,994,066
----------------------------------------------------------------------------